UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 11, 2011

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Forest Oil Corporation (“Forest”) with the U.S. Securities and Exchange Commission (the “SEC”) on May 12, 2011 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose, as required by SEC regulations, the Company’s determination of the frequency of future advisory votes on executive compensation. No changes have been made to the Original Filing.

Item 5.07                                           Submission of Matters to a Vote of Securities Holders.

As reported in the Original Filing, at Forest’s 2011 annual meeting of shareholders held on May 11, 2011, Forest’s shareholders approved, on an advisory (non-binding) basis, holding an annual advisory vote on executive compensation. After considering the outcome of the advisory shareholder vote, Forest’s Board of Directors accepted the recommendation of its Compensation Committee that, consistent with the results of the shareholder advisory vote, Forest include an advisory shareholder vote on the compensation of its named executive officers in its proxy materials every year until the next required vote on the frequency of shareholder advisory votes on the compensation of named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated: August 12, 2011	By	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary